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                                                                     EXHIBIT 2.4


                            STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement is made on March 31, 1999, among Larry W. Kerschenbaum ("Buyer"), and Halo Holdings of Nevada, a Nevada Corporation (the "Seller").

Buyer desires to purchase from Seller, and the Seller desires to sell to Buyer, all of the shares of its wholly owned subsidiary of Skydive USA (the "Company") all upon the terms and conditions set forth below. In addition, Seller agrees to lease to buyer two (2) airplanes on a year-to-year basis.

Now, therefore, in consideration of, and in reliance upon, the covenants, representations and warranties contained in this Agreement, the parties agree as follows:

1. PURCHASE AND SALE OF STOCK. Upon the terms and provisions of this Agreement, Buyer agrees to purchase and accept delivery from each Seller of, and each Seller agrees to sell, assign, transfer and deliver to Buyer, at the Closing provided for in Section 4, all of the shares of Common Stock of the Company, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind.

2. CONSIDERATION. The total consideration to be paid by the Buyer for the Common Stock shall be paid as a Stock Payout. Buyer shall deliver to the Seller's Representative at Closing 400,000 shares of Halo Holding of Nevada, Inc.'s Common Stock.

3. ASSUMPTION AND RETENTION OF LIABILITIES. Following the closing, Buyer shall be responsible for all current and future liabilities.

4. CLOSING. The closing of the purchase and sale of the Stock (the "Closing") shall take place at the offices of Kogan & Taubman, LLC., 39 Broadway, Suite 2704, New York, New York 10006, (or at such other place as the parties may mutually agree) on March 31, 1999, (or on such other date upon which the parties shall mutually agree), contemporaneously with the execution of this Agreement. If the Closing is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date.

4.1 DOCUMENTS TO BE DELIVERED BY SELLER AT CLOSING. At the Closing, as a representative of the Seller, the Seller's representative will:

(a) Deliver to Buyer a lease agreement ("the Lease Agreement") between the Seller and the Buyer stating that the Buyer shall lease two airplanes from the Seller on a year-to-year basis. Buyer will pay the costs to maintain the airplanes and the insurance on the airplanes. The Lease Agreement shall be in substantially the same form as annexed hereto.

(b) Deliver to Buyer a certified copy of the Company's Certificate of Incorporation and all amendments thereto as in effect on the Closing Date and of the Company's Bylaws as amended to the Closing Date, and all ancillary documents;





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(c) Deliver to Buyer all consents, authorizations, waivers and similar approvals of Governmental Bodies and other Persons, if any, which are required to be obtained by the Company or the Seller in order to enable or permit the Seller to transfer ownership of all of the common stock to Buyer; and

(d) Deliver to Buyer stock certificates for the shares of Common Stock of the Company to be sold by the Seller, or cause the transfer to Buyer by electronic book transfer of the shares of Common Stock to be sold by the Seller, in each case free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind, and with any necessary stock transfer stamps, along with duly executed stock powers in form satisfactory to Buyer.

4.2 DOCUMENTS AND FUNDS TO BE DELIVERED BY BUYER AT CLOSING. At the closing, Buyer will:

    (a) Deliver the Seller's representative the stock certificates representing the 400,000 shares of Halo Holdings of Nevada, Inc. Common Stock representing the total purchase price of all the shares of the Company's Common Stock. Each case free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind, and with any necessary stock transfer stamps, along with duly executed stock powers in form satisfactory to Seller.

    (b) Deliver to Seller's representative a lease agreement ("the Lease Agreement") between the Seller and the Buyer stating that the Buyer shall lease two airplanes from the Seller on a year-to-year basis. Buyer will pay the costs to maintain the airplanes and the insurance on the airplanes. The Lease Agreement shall be in substantially the same form as annexed hereto.

4.3 FORM AND SUBSTANCE OF DOCUMENTS. The documents and instruments referred to in Sections 4.1 and 4.2 shall be in form and substance satisfactory to counsel for the party to whom they are delivered.

5. REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND THE SELLER. The Company and the Seller jointly and severally represent and warrant to Buyer as follows:

5.1 ORGANIZATION, EXISTENCE AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own or lease its properties and assets, to conduct its business as currently conducted and to enter into and perform this Agreement and all other agreements entered into in connection with the transactions contemplated hereby. Copies of the Company's Articles of Incorporation, as amended to date, and Bylaws, as amended to date, have been delivered to the Buyer and are complete and correct.





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5.2      STOCK OWNERSHIP. The Seller owns all of the outstanding shares of capital stock of the Company, free and clear of all liens, claims, charges, restrictions, equities and encumbrances of any kind. Seller has full power and the legal right to sell, assign, transfer and deliver to Buyer the stock described in this paragraph.

5.3 AUTHORIZATION OF AGREEMENT; NO VIOLATION. The Seller has all necessary corporate or other power and authority to execute, deliver and perform this Agreement and to consummate the sale of the shares of Common Stock and the other transactions contemplated by this Agreement. This Agreement has been duly executed by or on behalf of the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions provided for in this Agreement (i) will violate the Certificate of Incorporation or Bylaws, if any, of the Company or any law, rule or regulation applicable to the Company or any Seller, (ii) will result in any breach of or default under any provision of any contract or agreement of any kind to which the Seller is a party or by which the Seller is bound or to which any property or asset of the Seller is subject,
(iii) is prohibited by or requires the Seller obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person, (iv) will cause any acceleration of maturity of any note, instrument or other obligation to which the Seller is a party or by which the Seller is bound or with respect to which any Seller is an obligor or guarantor or (v) will result in the creation or imposition of any lien, claim, charge, restriction, equity or encumbrance of any kind whatever upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the properties, assets, business, agreements or contracts of the Seller.

5.4 LITIGATION. There are no actions, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any United States or foreign jurisdiction, of any kind now pending or, to the best of the Seller's knowledge (i) threatened against the Company or the Seller; (ii) that question the validity of this Agreement; or (iii) seek to delay, prohibit or restrict in any manner any action taken or to be taken by the Company or any Seller under this Agreement.

5.5 BROKERS. All negotiations relative to this Agreement and the transactions contemplated by it have been carried on by the Seller directly with the Buyer and without the intervention of any other person and in a manner as not to give rise to any valid claim against any of the parties for any finder's fee, brokerage commission or like payment.

5.6 NO UNTRUE STATEMENTS. No statement by the Seller contained in this Agreement and no written statement contained in any certificate, schedule or other document required to be furnished by the Seller to Buyer pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements not misleading.





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6.       REPRESENTATIONS AND WARRANTIES BY BUYER. Buyer represents and warrants to each of the Seller as follows:

6.1 AUTHORIZATION OF AGREEMENT; NO VIOLATION. Buyer has all necessary corporate power and authority to execute, deliver and perform this Agreement. Buyer's Board of Directors has duly authorized the execution, delivery and performance of this Agreement and the consummation of the purchase of the shares of Common Stock to be purchased by it under this Agreement and the other transactions contemplated by this Agreement. This Agreement has been duly executed by or on behalf of Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions provided for in this Agreement (i) will violate or conflict with any provision of Buyer' s Certificate of Incorporation or Bylaws or any law, rule or regulation applicable to Buyer, (ii) will result in any breach of or default under any provision of any contract or agreement of any kind to which Buyer is a party or by which Buyer is bound or to which any property or asset of Buyer is subject, (iii) is prohibited by or, except for the filing of a Form 10-D with the SEC, requires Buyer to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person, (iv) will cause any acceleration of maturity of any note, instrument or other obligation to which Buyer is a party or by which Buyer is bound or with respect to which Buyer is an obligor or guarantor or (v) will result in the creation or imposition of any lien, claim, charge, restriction, equity or encumbrance of any kind whatever upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the properties, assets, business, agreements or contracts of Buyer.

6.2 LITIGATION. There are no actions, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any United States or foreign jurisdiction, of any kind now pending or, to the best of Buyer's knowledge, threatened against Buyer, that (i) question the validity of this Agreement or (ii) seek to delay, prohibit or restrict in any manner any action taken or to be taken by Buyer under this Agreement.

6.3 BROKERS. All negotiations relative to this Agreement and the transactions contemplated by it have been carried on by Buyer directly with each Seller or Seller's representative and without the intervention of any other person and in a manner as not to give rise to any valid claim against any of the parties for any finder's fee, brokerage commission or like payment.

6.4 NO UNTRUE STATEMENTS. No statement by Buyer contained in this Agreement and no written statement contained in any certificate, Schedule or other document required to be furnished by Buyer to the Seller pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements not misleading.





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7.       CONDITIONS OF SALE; ABANDONMENT OF SALE

7.1. CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer to purchase the Common Stock shall be subject to the following conditions:

(a) Representations and Warranties of Company and the Warranting Seller to be True; Performance of Obligations; Compliance with Covenants and Conditions. The representations and warranties of the Company and the Seller herein shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived hereunder. The Company and the Seller shall have performed or caused to be performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it or them at or prior to the Closing Date.

(b) Statutory Requirements; Governmental Approvals. All statutory requirements imposed on the Company and the Seller for the valid consummation by the Company, the Seller and the Buyer of the transactions contemplated by this Agreement shall have been fulfilled by the Company and the Seller. All federal and state governmental agencies and authorities, the consent, authorization or approval of which is necessary or desirable under any applicable law, rule, order or regulation to permit consummation by Company, the Seller and the Buyer of the transactions contemplated by this Agreement, shall have consented to, authorized, or approved such transactions.

(c) Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or other person or entity which seeks to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might materially adversely affect the right of the Buyer to own the Common Stock or to own, operate or control the Company, or which might subject the Company to any material liability after the Closing.

(d) Tender of Common Stock. The Seller shall have tendered all of the Common Stock, in the manner contemplated by Section 4.1.

7.2. CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to transfer the Common Stock pursuant to the terms of this Agreement shall be subject to the following conditions:

(a) Representations and Warranties of the Buyer to be True. The representations and warranties of the Buyer herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time, except to the extent waived under this Agreement. The Buyer shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Closing Date.





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(b)      Statutory Requirements. All statutory requirements imposed on the
Buyer for the valid consummation by the Company, the Seller and the Buyer of the transactions contemplated by this Agreement shall have been fulfilled by the Buyer, and all authorizations, consents and approvals of any governmental agencies and authorities required to be obtained by the Buyer in order to permit consummation by the Company, the Seller and the Buyer of the transactions contemplated by this Agreement shall have been obtained.

(c) Delivery of Common Stock. Buyer has delivered to Seller's representative the stock certificates for representing the 400,000 shares of Halo Holdings of Nevada Inc.'s Common Stock, in each case free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind, and with any necessary stock transfer stamps, along with duly executed stock powers in form satisfactory to Seller.

7.3. TERMINATION OF AGREEMENT AND ABANDONMENT OF TRANSFER. Anything herein to the contrary notwithstanding, this Agreement and the transfer of Common Stock contemplated hereby may be terminated at any time before the Closing Date, as follows, and in no other manner:

(a) Mutual Consent. By mutual written consent of the Seller, Company and the Buyer.

(b) Termination by Buyer. Buyer may, without liability to Company or the Seller, terminate this Agreement by notice to the Company at any time prior to the Closing if default shall be made by Company or the Seller in the observance or in the due and timely performance of any of the terms hereof to be performed by the Company or the Seller that cannot be cured at or prior to the Closing.

(c) Termination by the Seller. The Seller may, without liability to the Buyer, terminate this Agreement by notice to the Buyer at any time prior to the Closing if default shall be made by the Buyer in the observance or in the due and timely performance of any of the terms hereof to be performed by Buyer that cannot be cured at or prior to the Closing.

8.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement, any Schedule and any certificate delivered at the Closing of the Company, the Seller, or the Buyer shall be deemed to have been relied upon in spite of any investigation that has been or will be made or omitted by any party to this Agreement and shall survive the Closing to the extent provided in this Section 8.

8.2 SELLER'S INDEMNIFICATION THE OBLIGATIONS. Subject to the terms and conditions of this Section 8, the Seller jointly and severally agrees to indemnify and hold Buyer harmless against and in respect of:





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(a)      any and all losses, liabilities, damages or expenses (including legal fees and expenses) relating to or arising out of any misrepresentation or breach of warranty of the Company or the Seller contained in this Agreement or in any statement or certificate delivered by the Company or the Seller or Seller's representatives; and

(b) any and all losses, liabilities, damages or expenses (including legal fees and expenses) relating to or arising out of any breach of any covenant of the Company or the Seller contained in this Agreement.

8.3 BUYER'S INDEMNIFICATION OBLIGATIONS. Subject to the terms and conditions of this Section 8, Buyer agrees to indemnify and hold the Seller harmless against and in respect of:

(a) any and all losses, liabilities, damages or expenses (including legal fees and expenses) relating to or arising out of any misrepresentation or breach of warranty of the Buyer contained in this Agreement or in any statement or certificate delivered by the Buyer;

(b) any and all losses, liabilities, damages or expenses (including legal fees and expenses) relating to or arising out of any breach of any covenant of the Buyer contained in this Agreement; and

(c) any and all losses, liabilities, damages or expenses (including legal fees and expenses) relating to or arising out of the purchase by the Buyer from the Seller of the shares of the Company's Common Stock (it being understood that in no event shall Buyer indemnify any Seller for any losses suffered or taxes payable in respect of profits realized upon the sale by the Seller's shares of Common Stock).

8.4 PROCEDURE FOR INDEMNIFICATION CLAIMS. The respective indemnification obligations of each of the Seller and the Buyer pursuant to Sections 8.2 and
8.3 shall be conditioned upon compliance by the Seller and the Buyer with the following procedures for indemnification claims based upon or arising out of any claim, action or proceeding by any person not a party to this Agreement:

(a) If at any time a claim shall be made, or an action or proceeding shall be commenced, against a party to this Agreement (the "Aggrieved Party") which could result in liability of the other party (the "Indemnifying Party") under its indemnification obligations under this Agreement, the Aggrieved Party shall give to the Indemnifying Party notice of that claim, action or proceeding within 15 days following its commencement (except that failure to give that notice shall not excuse the Indemnifying Party except to the extent that it is materially prejudiced by that failure). The notice shall state the basis for the claim, action or proceeding and the amount claimed, (to the extent that amount is determinable at the time when the notice is given) and shall permit the Indemnifying Party to assume the defense of any such claim, action or proceeding (including any action or proceeding resulting from any such claim) with counsel which is reasonably acceptable to the Aggrieved Party. Failure by the Indemnifying Party to





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notify the Aggrieved Party of his, her, or its election to defend the claim, action or proceeding within a reasonable time, but in no event more than 15 days after the notice shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of his, her, or its right to defend the claim, action or proceeding; provided, however, that the Indemnifying Party shall not be deemed to have waived the right to contest and defend against any claim of the Aggrieved Party for indemnification under this Agreement based upon or arising out of that claim, action or proceeding;

(b) If the Indemnifying Party assumes the defense of any such claim, action or proceeding, the obligation of the Indemnifying Party as to that claim, action or proceeding shall be limited to taking all steps necessary in the defense or settlement of it and, provided the Indemnifying Party is held to be liable for indemnification under this Agreement, to holding the Aggrieved Party harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement approved by the Indemnifying Party or any judgment or award rendered in connection with that claim, action or proceeding. The Aggrieved Party may participate, at his, her, or its expense, in the defense of that claim, action or proceeding provided that the Indemnifying Party shall direct and control the defense of that claim, action or proceeding. The Aggrieved Party agrees to cooperate and make available to the Indemnifying Party all books and records and such officers, employees and agents as are reasonably necessary and useful in connection with the defense. The Indemnifying Party shall not, in the defense of the claim, action or proceeding, enter into any settlement without the prior written consent of the Aggrieved Party, which consent shall not be unreasonably withheld;

(c) If the Indemnifying Party does not assume or proceed with the vigorous defense of any such claim, action or proceeding, the Aggrieved Party may, at the risk, cost and expense of the Indemnifying Party, defend against the claim, action or proceeding in a manner as he, she, or it may deem appropriate. The Indemnifying Party agrees to cooperate and make available to the Aggrieved Party all books and records and such officers, employees and agents as are reasonably necessary and useful in connection with the defense. The Aggrieved Party shall not, in the defense of any such claim, action or proceeding, enter into any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

9.       MISCELLANEOUS.

9.1 ASSURANCE OF FURTHER ACTION. From time to time after the Closing and without further consideration, each of the parties to this Agreement shall execute and deliver, or cause to be executed and delivered, such further instruments and agreements, and shall take such other actions, as any other party may reasonably request in order to more effectively effectuate the transactions contemplated by this Agreement.

9.2 EXPENSES. Whether or not the Closing is consummated, each of the parties will pay all of his, her, or its own legal and accounting fees and other expenses incurred in the preparation of this Agreement and the performance of the terms and provisions of this Agreement.





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9.3      WAIVER. The parties to this Agreement may by written agreement (i)
extend the time for or waive or modify the performance of any of the obligations or other acts of the parties to this Agreement or (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement.

9.4 NOTICES. All notices, requests or other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by overnight courier or by first class certified mail, postage prepaid, addressed as follows: if to Buyer, to Larry Kerschenbaum,
Attention: President (with a copy to 255 Wychmere Terrace, Wellington, Florida 33414; if to any of the Seller or the Seller's representative at 7900 Glades Road Suite 435, Boca Raton, Florida 33434 Attention: Leonard Tambasco or to some other address as may have been furnished in writing to the party giving the notice by the party to whom notice is to be given.

9.5 ENTIRE AGREEMENT. This Agreement embodies the entire agreement among the parties and there have been and are no agreements, representations or warranties, oral or written, among the parties other than those set forth or provided for in this Agreement. This Agreement may not be modified or changed, in whole or in part, except by a supplemental agreement signed by each of the parties.

9.6 RIGHTS UNDER THIS AGREEMENT; NONASSIGNABILITY. This Agreement shall bind and inure to the benefit of the parties to this Agreement and their respective heirs, legal representatives, successors and permitted assigns, but shall not be assignable by any party without the prior written consent of the other parties. Nothing contained in this Agreement is intended to confer upon any person, other than the parties to this Agreement and their respective heirs, legal representatives, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflicts of laws principles of that State.

9.8 ARBITRATION. Any dispute arising under or involving any provision under this Agreement or any issue regarding the Buyer's purchase of Seller's stock, as listed on the attached Schedule A, the issue shall be submitted to the American Arbitration Association and resolved by final and binding arbitration under its rules.

9.9 HEADINGS; REFERENCES TO SECTIONS AND SCHEDULES. The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience of reference and shall not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The references in this Agreement to Sections and Schedules, unless otherwise indicated, are references to sections of and schedules to this Agreement.





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9.10     COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but which together constitute one and the same instrument. In Witness, the parties have duly executed this Agreement as of the date first above written.




By: /s/ LAWRENCE KIRSHENBAUM                  Date:   5/7/99
   ------------------------------                  --------------
Lawrence Kirshenbaum


Halo Holdings of Nevada, Inc.


By: /s/ LEONARD TAMBASCO                      Date:   5/7/99
   ------------------------------                  --------------
Leonard Tambasco
President




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